SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2003

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

There are no exhibits

AVALON HOLDINGS CORPORATION

Cross Reference Sheet showing location in Current Report of Information Required Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

	Current Report Item	Caption in Current Report

Item 1.	Changes in Control of Registrant	Not Applicable

Item 2.	Acquisition or Disposition of Assets	Not Applicable

Item 3.	Bankruptcy or Receivership	Not Applicable

Item 4.	Changes in Registrant’s Certifying Accountant	Not Applicable

Item 5.	Other Events	Agreement with Squaw Creek Country Club

Item 6.	Resignations of Registrant’s Directors	Not Applicable

Item 7.	Financial Statements and Exhibits	Not Applicable

Item 8.	Change in Fiscal Year	Not Applicable

ITEM 5, Other Events

On October 7, 2003 a wholly owned subsidiary of Avalon Holdings Corporation (“Avalon”) entered into a long-term agreement with Squaw Creek Country Club to lease and operate its golf course and related facilities located in Vienna, Ohio. The lease has a commencement date of November 1, 2003 and an initial term of ten (10) years with four (4) consecutive ten (10) year renewal term options unilaterally exercisable by Avalon. Under the lease, Avalon is obligated to pay $15,000 in annual rent and make leasehold improvements to the Squaw Creek golf course and facilities of at least $150,000 per year. Amounts expended by Avalon for improvements during a given year in excess of $150,000 will be carried forward and applied to future obligations. Avalon is obligated to commence construction of certain initial leasehold improvements to the Squaw Creek facilities as soon as reasonably possible. Such improvements are currently estimated to cost between $2 million and $3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVALON HOLDINGS CORPORATION (Registrant)

By:	/s/ TIMOTHY C. COXSON
Timothy C. Coxson Chief Financial Officer and Treasurer

DATED: October 8, 2003

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